UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2006

ARTIFICIAL LIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-25075	04-3253298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

26/F., 88 Hing Fat Street
Causeway Bay
Hong Kong
 (Address of principal executive offices)

(+852) 3102-2800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02	Unregistered Sales of Equity Securities

On November 14, 2006, we sold an aggregate of 2,560,000 shares of our common stock plus warrants to purchase an additional 1,290,000 shares of our common stock for a total purchase price of $2,048,000. The warrants are exercisable immediately and will remain exercisable for a period of two years at an exercise price of $1.20 per share. We paid total commissions of $40,000 in connection with the offering.

The securities were offered and sold in a private placement in reliance upon the exemption from registration under the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Regulation D thereunder. The securities were offered without general solicitation or advertisement and were sold to a total of nine investors who represented to us, among other things, that they (i) are accredited investors as such term is defined in Regulation D, (ii) acquired the securities for investment only and not with a view to distribution thereof, and (iii) understand that the securities cannot be resold except pursuant to an effective registration statement under the Securities Act or in reliance upon an applicable exemption from such registration requirements and that the certificates representing such securities will bear a restrictive legend to that effect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTIFICIAL LIFE, INC.

November 16, 2006

By: /s/ Eberhard Schoneburg

Eberhard Schoneburg,

President and Chief Executive Officer